Exhibit 10.2
Execution Version
SERVICING AGREEMENT
     THIS SERVICING AGREEMENT (“Agreement”), dated as of September 17, 2009 (the “Effective Date”), is entered into between OLD NATIONAL BANK, a national banking association (“Servicer”), and NATIONAL CITY COMMERCIAL CAPITAL COMPANY, LLC, an Indiana limited liability company (“Assignee”).
W I T N E S S E T H :
          WHEREAS, pursuant to a certain Purchase Agreement of even date herewith (the “Purchase Agreement”) among Servicer, its wholly-owned subsidiary, Indiana Old National Insurance Company (“Insurance Co.” and, collectively with Servicer, “Assignor”) and Assignee, Assignor shall assign and transfer to Assignee all of Assignor’s rights, titles and interests in and to the Purchased Transactions, as defined in the Purchase Agreement; and
          WHEREAS, to provide an orderly transition of the servicing and administration of the Purchased Transactions from Servicer to Assignee, Assignee desires to appoint Servicer to service and administer, on an interim basis, some or all of the Purchased Transactions and the Transaction Documents, and Servicer is willing to do so, all as more fully set forth in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutuality of this Agreement and to induce Assignee to enter into the Purchase Agreement and consummate the transactions contemplated thereby, the parties hereto agree as follows:
ARTICLE I.
CERTAIN DEFINITIONS
     Section 1.1 All capitalized terms used but not otherwise defined herein (including, without limitation, in the recitals above) shall have the same respective meanings ascribed to them in the Purchase Agreement.
     Section 1.2 For purposes of this Agreement, the following capitalized terms shall have the following meanings:
     “Business Day” shall mean any day on which banks in the States of Indiana and Ohio are required by law to be open for business.
     “Event of Bankruptcy” shall mean with respect to any Person, (a) the entry of a decree or order for relief against the Person by a court of competent jurisdiction in any involuntary case brought against the Person under any bankruptcy, insolvency or other similar law generally affecting the rights of creditors and relief of debtors now or hereafter in effect (collectively, “Debtor Relief Laws”), (b) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable Debtor Relief Laws or other applicable laws for the Person or for any substantial part of its assets or property, (c) the ordering of the winding up or liquidation of the Person’s affairs, (d) the filing of a petition seeking involuntary relief under any applicable Debtor Relief Law against the Person, which petition remains undismissed for a period of sixty (60) days, (e) the commencement by the Person of a voluntary case under any applicable Debtor Relief Law or (f) the making by the Person of any general assignment for the benefit of its creditors.
     “Event of Obligor Default” shall mean, with respect to any Purchased Transaction, a default or event of default by any Obligor under any of the Transaction Documents to which the Obligor is party.
     “Selected Transactions” shall mean the Purchased Transactions exclusive of the Kansas State Bank Transactions.
ARTICLE II.
APPOINTMENT OF SERVICER; SERVICER’S DUTIES TO SERVICE TRANSACTIONS
     Section 2.1 Appointment of Servicer. Subject to the terms of this Agreement, Assignee hereby appoints Servicer to act as servicer, and Servicer hereby agrees to accept Assignee’s appointment to act as servicer, for the purpose of (i) servicing and administering the Selected Transactions and the related Transaction Documents and (ii) receiving and applying Payments received under, and responding to communications made by Kansas State Bank of Manhattan to Assignor under, the Kansas State Bank Transaction Documents, in each instance with such authority as is specifically granted to Servicer by the terms of this Agreement together with such other authority as is reasonably necessary and incidental thereto in order to allow the Servicer to carry out its duties and responsibilities hereunder. Subject to the terms of this Agreement, Servicer shall in good faith manage, service, administer and report upon, and make and apply collections of Payments with respect to, the Selected Transactions using that degree of care the Servicer uses to service commercial loan or lease transactions, of comparable size, and associated transaction documents held for its own account. Without limiting the generality of the foregoing, Servicer represents and warrants to Assignee that it has or, as of the Effective Date, will have sufficient information to provide all servicing services required by this Agreement as to the Selected Transactions and the related Transaction Documents and to properly service each Selected Transaction and the related Transaction Documents and to deal in all respects with all Obligors thereunder. On or before October 6, 2009, Assignee will have the option to assume the servicing and administration of approximately 50% of the Selected Transactions as specified in a notice given to Servicer (the “Assumption Notice”). Upon the completion of the transfer from Servicer to Assignee of the servicing and administration of such Selected Transactions specifically identified in the Assumption Notice, such Selected Transactions will thereafter not be part of the Selected Transactions for purposes of Servicer’s ongoing administration and servicing services hereunder. The servicing and administration of the remaining Selected Transactions will be transferred from Servicer to Assignee on the date this Agreement terminates.
     Section 2.2 Segregation of Files. Files containing the Transaction Documents for the Selected Transaction are and, subject to the terms hereof, (a) will remain in the possession of Servicer until the servicing and administration of the applicable Selected Transactions are transitioned to Assignee in accordance with Section 2.1 (if Assignee exercises its rights thereunder) or, if Assignee does not exercise its rights under Section 2.1, until this Agreement is terminated and (b) shall be legended with appropriate legends stating that such Transaction Documents are solely the property of Assignee and are being held by Servicer under and pursuant to this Agreement. With respect to the files and Transaction Documents to be delivered by Servicer to Assignee on the transition of the servicing and administration of the Selected Transactions to Assignee in accordance with Section 2.1 or, as applicable, on the termination of this Agreement, Servicer will deliver to Assignee (collectively, the “Files”): (i) the originals of (A) all Kansas State Bank Transaction Documents and (B) all applicable Transaction Documents relating to each Purchased Transaction, including (1) an original of the master lease contract and all Lease Schedules entered into thereunder, (2) all original certificates of title, MSOs and all other evidence of title pertaining to each motor vehicle, all applications for registration or transfers of registrations with respect to such motor vehicles duly completed by Assignor, all Lien or lease transfer applications duly completed by Assignor, and all odometer disclosure statements (federal and state), if applicable, duly completed (or, if the applicable certificate of title is lost, all applicable documentation, duly completed and in recordable form, to obtain a duplicate certificate of title in Assignee’s name), and (3) each original executed promissory note made by an Obligor, properly indorsed to the order of “National City Commercial Capital Company, LLC and its successors and assigns” together with all prior indorsements or allonges showing a complete chain of indorsements from the original payee of such note to the Person indorsing such note to National City Commercial Capital Company, LLC; (ii) the originals and/or copies of all Additional Documents; and (iii) an electronic copy of Servicer’s accounting and servicing records relating to each Purchased Transaction.
     Section 2.3 Other Transactions Not Affected. The obligations of Servicer hereunder are limited to the Selected Transactions and the related Transaction Documents. Assignee acknowledges that Servicer may have other existing transactions and may enter into other future transactions with Obligors without having to request the consent of or otherwise account to Assignee in connection therewith.
     Section 2.4 Duties and Responsibilities of Servicer.
          (a) Servicer shall service and administer the Selected Transactions and the related Transaction Documents in accordance with the standards, policies and practices that it applies and uses to service commercial loan and lease transactions, of comparable size, and associated transaction documents held for its own account and in accordance with all applicable laws. Servicer covenants it will not deviate from such servicing standards, policies or procedures in a manner which is materially adverse to Assignee without first having obtained Assignee’s prior written consent.
          (b) Servicer shall, at all times, maintain adequate staff and telecommunications, computer and other data processing equipment (i) to service and administer the Selected Transactions and the related Transaction Documents as contemplated by this Agreement, (ii) to handle, as applicable, billing inquiries, complaints and requests for other information from the Obligors and/or Kansas State Bank of Manhattan with respect to the Kansas State Bank Transactions in a timely and businesslike manner and (iii) to record and implement address and other changes concerning the Obligors, the Selected Transactions and the related Transaction Documents.

          (c) Servicer shall service and administer the Selected Transactions in the name of Assignee. Exclusive of the Kansas State Bank Servicing Only Transactions, Servicer shall not, without first having obtained Assignee’s prior written consent, subcontract with any subservicer or other Person with respect to all or any portion of its duties and responsibilities under this Agreement. Notwithstanding anything to the contrary in this Section 2.4(c), Servicer will not be required to use Assignee’s logos, commercial symbols, etc., on any invoices or other communications with the Obligors.
          (d) Servicer shall send invoices to the Obligors not later than thirty (30) days prior to the Payment due date (or such earlier other date as is consistent with Servicer’s usual practices) for each of the Selected Transactions in accordance with the related Transaction Documents for all Payments and other amounts due and payable in respect of the Selected Transactions. All invoices sent out after the Effective Date shall direct the Obligors to make all Payments due on the Selected Transactions directly to Assignee in accordance with instructions given by Assignee to Servicer. On Tuesday of each week (the “Settlement Date”) during the term of this Agreement, Assignee will provide Servicer a listing of all payments received by Assignee on the Selected Transactions since the last Settlement Date (or since the Effective Date with respect to the first Settlement Date) and before the termination of this Agreement. All collections of Payments and other amounts relating to the Selected Transactions, the related Transaction Documents, the Kansas State Bank Transaction Documents (from Kansas State Bank of Manhattan) and Personal Property that are received by Servicer shall be held by Servicer as a fiduciary for, and for the sole and exclusive benefit of, Assignee.
          (e) Servicer shall in all events obtain the written consent of Assignee prior to: (i) agreeing to any modification, amendment or waiver of any provision of any Transaction Document relating to Selected Transactions; (ii) agreeing to any sale, transfer, release, renewal, abandonment or any other action affecting Assignee’s interests in any Personal Property that is the subject of a Selected Transaction; (iii) postponing or rescheduling the date fixed for any Payment or the payment of any other fees, costs or expenses due or to become due under any Transaction Documents relating to the Selected Transactions; or (iv) requesting any bill of sale, certificate of title or other documentation from Assignee or any custodial agent appointed by Assignee to hold Transaction Documents relating to Selected Transactions, whether, without limitation, such request is in connection with an early pay-off, repossession, suit or other collection activity undertaken by Servicer.
          (f) Servicer shall exercise efforts in a commercially reasonable manner and with the same degree of care it exercises on behalf of itself with respect to the administration and servicing of commercial loan and lease transactions, of comparable size, to collect all Payments and other amounts due and payable under the Transaction Documents relating to the Selected Transactions, in accordance with the terms and conditions thereof and to enforce all of Assignee’s rights and remedies thereunder, including any warranties or guarantees made by any manufacturer, vendor, dealer or other supplier of the Personal Property; provided, however, that Servicer shall not institute any litigation or other formal enforcement or collection proceeding in respect of any Selected Transaction without the prior written consent of Assignee.
          (g) On the Effective Date, Servicer will account to Assignee with respect to all Payments received on or after September 1, 2009 and on or before September 11, 2009 and will remit those Payments on the Effective Date to Assignee. On each Settlement Date, beginning on September 22, 2009, Servicer shall remit to Assignee, via wire transfer in immediately available funds to an account designated by Assignee, the aggregate amount of all Payments received by Servicer (i) under all the Transaction Documents relating to Selected Transactions and (ii) from Kansas State Bank of Manhattan under the Kansas State Bank Transaction Documents, in each case since the last such Settlement Date. In the event a Settlement Date is not a Business Day, then such remittance shall occur on the next Business Day. If any Payment received by Servicer and paid over to Assignee is subsequently dishonored (e.g., NSF) or returned unpaid for any reason (including, without limitation, any reversals or cancellations of payment orders or other electronic funds transfers of a Payment) (each, a “Returned Payment”) after such was paid to Assignee, then Servicer will notify Assignee of such Returned Payment, and Assignee will promptly (and in any event the second Business Day after notice thereof from Servicer to Assignee) repay to Servicer the amount thereof. Servicer will, if requested by Assignee, specifically assign to Assignee all of Servicer’s rights in, to and under such Returned Payment.
          (h) At the end of each Business Day during the term of this Agreement, Servicer shall cause each computer system containing information relating to the Selected Transactions and related Payments and Personal Property and Servicer’s servicing, collection and enforcement activities hereunder (collectively, the “Servicing Information”) to be downloaded to an appropriate back-up storage device and shall take such other reasonable and prudent action to protect and safeguard the Servicing Information as is customary for entities similarly engaged in the business of servicing transactions comparable to the Selected Transactions. Servicer shall provide Assignee with periodic downloads of the Servicing Information in a form, with such frequency, and with system compatibility, in each case as is mutually acceptable to Servicer and Assignee. Servicer shall implement such procedures as may reasonably be deemed necessary or appropriate by Assignee to protect the Servicing Information at all times.
          (i) Servicer shall timely prepare and file, and is hereby authorized and empowered to execute, deliver and file on behalf of Assignee, (i) any and all Tax returns with respect to sales, use, personal property and other Taxes (other than corporate income tax returns required to be filed by Assignee in any jurisdiction) and (ii) any and all required Uniform Commercial Code financing statements, amendments, terminations and continuation statements as may become necessary to continue the perfection of Assignee’s security interest in and to the Personal Property relating to the Selected Transactions under applicable Sections of the Purchase Agreement or in connection with the servicing of the Selected Transactions and the related Transaction Documents; provided, however, in the event any UCC filings are required, in addition to those necessary to assign the same to Assignee, Assignee will pay any out-of-pocket costs associated with such filings.
     Section 2.5 Servicer’s Costs and Expenses. Subject to Sections 2.4(i) and 3.3, Servicer shall bear all costs and expenses necessary and incidental to the servicing and administration of the Selected Transactions, the related Transaction Documents, and the Kansas State Bank Transaction Documents incurred by it in connection with the performance of its duties and responsibilities as Servicer under this Agreement, including all of its general overhead expenses, unless Assignee provides prior written approval of the incurrence of any out-of-pocket expenses incurred by Servicer. If Servicer requests Assignee’s approval of any expense, outside of the normal course of business (such as the expense to engage an attorney) and Assignee does not provide its approval of Servicer’s incurrence of such expense, then Assignee may not claim a breach of Servicer’s duties under this Agreement for failing to take the action which would have been accomplished by the expenditure requested by Servicer.
     Section 2.6 Monthly Servicing Reports. Servicer shall prepare and furnish to Assignee, on a monthly basis by the 10th day of each calendar month, monthly servicing reports setting forth the following information: (a) the amounts paid on account of each Selected Transaction during the immediately preceding calendar month, (b) a reconciliation of beginning and ending balances for all Selected Transactions for the immediately preceding calendar month, (c) which Selected Transactions are current and which are in default and, in the case of each Selected Transaction that is in default, a description of the default or event of default then existing and the number of days such default or event of default has existed, (d) any casualty to, theft of or other loss of or to any relevant Personal Property, (e) the occurrence of any Event of Bankruptcy with respect to any Obligor and (f) such additional information concerning the Selected Transactions and the related Transaction Documents, Payments, Personal Property or Obligors as Assignee may request.
     Section 2.7 Records. Servicer shall at all times keep proper books of account and records at its principal office, reflecting all transactions in connection with the Selected Transactions and the related Transaction Documents. Such books and records shall be accessible for inspection and copying by Assignee, at Assignee’s expense, during Servicer’s regular business hours upon three Business Day’s prior written notice.
     Section 2.8 Returned Property. If any Personal Property is returned by any of the Obligors at the expiration of the stated term or any renewal term of any Selected Transaction and during the term of this Agreement, Servicer promptly shall notify Assignee of such returns and shall follow Assignee’s instructions with respect to the handling of such Personal Property.
     Section 2.9 Events of Obligor Default. Upon becoming aware of any Event of Obligor Default (including non-payments) under any Transaction Documents relating to Selected Transactions, Servicer shall give Assignee prompt notice of the occurrence of each such Event of Obligor Default.
     Section 2.10 Survival. The provisions of this Section 2.10, Section 2.2, the last sentence of Section 2.4(d), Sections 2.4(g), 2.5, 2.7, 2.11, 2.12, 2.13 and 3.2, and Article IV of this Agreement shall survive the expiration or earlier termination of this Agreement.
     Section 2.11 Indemnification.
          (a) Servicer hereby agrees to indemnify, defend and hold harmless Assignee and each of its Affiliates and their respective directors, members, managers, officers, employees and agents (each, an “Indemnified Party” and, collectively, the “Indemnified Parties”) from and against, and on demand by Assignee, pay Assignee for, any losses, costs, damages, fines, legal fees and related costs, judgments, orders or decrees and any and all other costs and expenses, of any kind or nature whatsoever, incurred or accrued by any Indemnified Party and resulting from or arising out of (i) any material breach by Servicer after the Effective Date of any of its representations, warranties, covenants or other obligations or liabilities contained in this Agreement, (ii) Servicer’s failure after the Effective Date to comply with any applicable law relating directly or indirectly to any of Servicer’s servicing, administration, collection, enforcement or other recovery actions or activities under or pursuant to this Agreement, or (iii) any act or omission of Servicer after the Effective Date constituting negligence or willful misconduct relating directly or indirectly to any of Servicer’s servicing, administration, collection, enforcement or other recovery actions or activities under or pursuant to this Agreement. This indemnification shall include, but not be limited to, indemnification against any lawsuit (including class actions), actions, claims or any proceeding, including any administrative, arbitration, regulatory or similar proceeding, instituted by, on behalf of or in respect of any Obligor or any Selected Transaction (a “Third Party Charge”). The indemnification provided for in this Section 2.11 is in addition to, and not in amendment, limitation or in lieu of, any other indemnification or insurance provided by Servicer, in its capacity as an Assignor, to Assignee, including, without limitation, under the Purchase Agreement. For the avoidance of any doubt, the matters against which Servicer is obligated to indemnify Assignee under this Section 2.11 are not Liabilities assumed by Assignee under the Purchase Agreement. Notwithstanding anything to the contrary contained herein, Servicer shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, unless Servicer is instructed in writing by Assignee not to rely thereon and is indemnified to Servicer’s satisfaction against any liabilities, losses or costs incurred in following such instructions. Servicer may consult with counsel in regard to legal questions, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance herewith. Further, no claim for indemnity hereunder shall include any claim for consequential, punitive, or special damages, lost profits or other like damages except (i) to the extent of direct damages, if any, recoverable under applicable law for breach of contract and (ii) arising from a Third Party Charge against Assignee as a result of any act or omission of Servicer.
     (b) Servicer shall not have any obligation to provide indemnification to an Indemnified Party with respect to any matter under this Section 2.11 unless a Claim Notice (as defined in Section 2.12) in respect of such matter is given by an Indemnified Party to Servicer on or before September 18, 2010.
     Section 2.12 Indemnification Procedure. If an Indemnified Party is aware that a claim, demand or other circumstance exists that has given or may reasonably be expected to give rise to a right of indemnification under this Agreement (whether or not the amount of the claim is then quantifiable), the Indemnified Party must promptly give written notice thereof to Servicer (a “Claim Notice”), and the Indemnified Party will thereafter keep Servicer reasonably informed with respect thereto, provided, that the failure of the Indemnified Party to give Servicer promptly a Claim Notice as provided will not relieve Servicer of its obligations hereunder except to the extent, if any, that Servicer’s rights have been prejudiced or Servicer’s liability has been increased thereby. In case any such action, suit, or proceeding is brought against an Indemnified Party, Servicer will be entitled to participate in (and in its discretion, to assume) the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided however, that the Indemnified Party will be allowed to participate in any such actions, suit or proceeding with counsel of its own choice at the expense of Servicer if, in the good faith judgment of the Indemnified Party’s counsel, representation by Servicer’s counsel may present a conflict of interest or there may be defenses available to the Indemnified Party which are different from or in addition to those available to Servicer. Servicer will not settle any claim, action, suit or proceeding which would give rise to Servicer’s liability under its indemnity (i) without the prior written consent of Assignee, which consent will not be unreasonably withheld, and (ii) unless such settlement includes as an unconditional term thereof the giving by the claimant or plaintiff of a release of the Indemnified Party, in form and substance reasonably satisfactory to the Indemnified Party and its counsel, from all liability with respect to such claim, action, suit or proceeding. If Servicer assumes the defense of any claim, action, suit or proceeding as provided in this Agreement, the Indemnified Party will be permitted to join in the defense thereof with counsel of its own selection and its own expense. If Servicer does not assume the defense of any claim, action, suit, or proceeding, the Indemnified Party may defend against such claim, action, suit, or proceeding in such a manner as it may deem appropriate, provided, that the Indemnified Party will not settle any claim, action, suit or proceeding which would give rise to Servicer’s liability under its indemnity (i) without the prior written consent of Servicer, which consent will not be unreasonably withheld, and (ii) unless such settlement includes as an unconditional term thereof the giving by the claimant or plaintiff of a release of the Servicer, in form and substance reasonably satisfactory to the Servicer and its counsel, from all liability with respect to such claim, action, suit or proceeding.
     Section 2.13 Power of Attorney. After (i) the occurrence of any Event of Obligor Default, or (ii) this Agreement is terminated pursuant to the provisions hereof, Servicer hereby constitutes and appoints Assignee as Servicer’s true and lawful attorney-in-fact with full power of substitution for Servicer in its name, place and stead, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for, any and all Payments and sums due with respect to any of the Selected Transactions, and to endorse, in writing or by stamp, Servicer’s name on all checks, collections, receipts or instruments given in payment or part payment of any and all amounts due.
ARTICLE III.
TERMINATION; ASSIGNEE’S TERMINATION RIGHT/SERVICING FEE
     Section 3.1 Termination. This Agreement shall terminate at 11:59 p.m., Central Time, on November 1, 2009 (the “Initial Scheduled Termination Date”); provided, however, Assignee may, subject to Section 3.3, elect, upon notice (an “Extension Notice”) given to Servicer, to extend this Agreement after the Initial Scheduled Termination Date (and each subsequent Extended Termination Date, if any) on a month-to-month basis. Each such Extension Notice, if any, shall specify the date on which this Agreement shall terminate (the “Extended Termination Date”). In no event, however, may the Extended Termination Date be a date later than December 31, 2009. Assignee will provide an Extension Notice to Servicer at least 5 Business Days before the then current date on which this Agreement is scheduled to terminate.
     Section 3.2 Assignee’s Termination Right. In addition to any other termination rights it may possess under this Agreement, Assignee shall have the right to terminate this Agreement at any time and for any reason on not less than fifteen (15) days prior written notice (“Termination Notice”) to Servicer. Any Termination Notice provided by Assignee to Servicer shall specify the date on which this Agreement shall early terminate (an “Early Termination Date”). By no later than, as applicable, the Initial Scheduled Termination Date, the Extended Termination Date, or the Early Termination Date, Servicer shall: (i) deliver to Assignee or any successor servicer appointed by Assignee, the Files (as defined in Section 2.2), including all Servicing Information in electronic form acceptable to Assignee if so requested and if available, with respect thereto, (ii) pay to Assignee on such date and at all times thereafter and immediately upon Servicer’s receipt thereof all collections of Payments and other amounts relating to the Selected Transactions (and all amounts received from Kansas State Bank of Manhattan under the Kansas State Bank Transaction Documents) by wire transfer in immediately available funds, or in the case of Personal Property, deliver such Personal Property to Assignee at Assignee’s notice address referenced in Section 4.5 unless contrary instructions concerning such collections or Personal Property shall be received by Servicer in writing from Assignee, in which case, Servicer shall follow such contrary written instructions, and (iii) perform and complete such other actions, if any, as are reasonably necessary to transfer the servicing of the Selected Transactions to Assignee or to any successor servicer appointed by Assignee.
     Section 3.3 Servicing Fees. For the period commencing on the Effective Date and ending on the Initial Scheduled Termination Date, Servicer shall perform its servicing and administration duties and obligations hereunder solely in consideration of the Purchase Price paid by Assignee for the Selected Transactions under the Purchase Agreement, and without further servicing fees of any kind. For periods after the Initial Scheduled Termination Date and before the Extended Termination Date, Assignee shall pay to Servicer a monthly servicing fee of $20,000. For the avoidance of any doubt, Servicer shall not be entitled to a monthly servicing fee (i) in respect of the Escrow Services as provided in Section 4.1 of the Purchase Agreement and (ii) for periods after the Extended Termination Date. Without limiting the generality of the foregoing, Servicer’s continuing obligations to remit any Payments or deliver any communications received by it from the Obligors, after Assignee has assumed the servicing and administration of such Selected Transactions in accordance with this Agreement or the Purchase Agreement, will not give rise to any obligation of Assignee to pay any additional fees to Servicer.
ARTICLE IV.
MISCELLANEOUS
     Section 4.1 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto and each of their respective successors and assigns. Assignee shall have the absolute right, without requiring Servicer’s consent, to assign all or any of its rights or delegate all or any of its duties to the extent Assignee may assign the Purchase Agreement in accordance with Section 6.1 thereof. Servicer may not assign any of its rights or delegate any of its duties hereunder and thereunder without the prior written consent of Assignee.
     Section 4.2 Independent Contractors; No Agency, Partnership or Joint Venture. The parties to this Agreement are independent contractors, and no agency, partnership or joint venture is intended or created by this Agreement. Neither party shall have the power to obligate or bind the other party for any purpose or reason whatsoever. The employees and agents of each party shall work exclusively for the party by whom they are employed or engaged and shall not, for any purpose or reason whatsoever, be considered employees or agents of the other party. The parties assume full responsibility and liability for the acts of their respective employees and agents while performing their covenants, duties and obligations hereunder and shall be solely responsible for their supervision, direction and control, compensation, benefits and Taxes.
     Section 4.3 Rights Cumulative. All rights, remedies and powers granted to Assignee hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers given hereunder and thereunder, or in or by any other instrument, or available in law or equity.
     Section 4.4 Waivers. No failure or delay on the part of Servicer or Assignee in exercising any, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.
     Section 4.5 Notices. All notices, reports, requests or other communications desired or required to be given under this Agreement shall be in writing and shall be delivered in accordance with the “notice provisions” contained in the Purchase Agreement.
     Section 4.6 Entire Agreement, Amendments, Severability. This Agreement, the Purchase Agreement, and the other Purchase Documents set forth the entire agreement of the parties relating to the subject matter hereof and all other and/or prior agreements and understandings, written or verbal, are hereby superseded. This Agreement may not be modified, amended, waived, terminated or supplemented except in accordance with its express terms and in a writing executed by Servicer and Assignee. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 4.7 Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References to any section are to such section of this Agreement and, if expressly provided for, in the Purchase Agreement.
     Section 4.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without giving effect to its choice of law principles.
     Section 4.9 Counterparts. This Agreement and may be signed in one or more counterparts (and by different parties on separate counterparts), each of which shall be an original and all of which shall be taken together as one and the same agreement.
     Section 4.10 Access. For a period of 90 days after termination of this Agreement (the “Access Period”), Servicer shall allow Assignee, and its counsel, accountants and other representatives, reasonable access, upon reasonable notice and during normal business hours, to Servicer’s files, books and records (including computer records) relating to the Selected

Transactions and the related Transaction Documents. From time to time during the Access Period, the Servicer shall furnish to Assignee such supplementary information and reports concerning the Selected Transactions and the related Transaction Documents as Assignee may reasonably request.
     Section 4.11 Conflicts with Purchase Agreement. Notwithstanding anything contained herein appearing to the contrary, this Agreement shall not be deemed to alter, amend or modify in any manner the terms and provisions of the Purchase Agreement.
     Section 4.12 Jurisdiction, Forum Selection Venue; Jury Trial Waivers. SERVICER AND ASSIGNEE (a) AGREE TO SUBMIT THEMSELVES, IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF TO EITHER (i) THE JURISDICTION OF THE COURTS OF THE STATE OF OHIO SITTING IN HAMILTON COUNTY, OHIO, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF OHIO SITTING IN HAMILTON COUNTY, OHIO, AND APPELLATE COURTS FROM ANY THEREOF OR (ii) THE JURISDICTION OF THE COURTS OF THE STATE OF INDIANA SITTING IN VANDERBURGH COUNTY, INDIANA, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF INDIANA SITTING IN VANDERBURGH COUNTY, INDIANA, AND APPELLATE COURTS FROM ANY THEREOF, (b) CONSENT THAT ANY ACTION OR PROCEEDING SHALL BE BROUGHT IN SUCH COURTS SITTING IN EITHER HAMILTON COUNTY, OHIO OR VANDERBURGH COUNTY, INDIANA, AND WAIVE ANY OBJECTION THAT EACH MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT, (c) AGREE THAT SERVICE OF PROCESS OF ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE APPROPRIATE PARTY AT ITS ADDRESS AS SET FORTH HEREIN, AND SERVICE MADE SHALL BE DEEMED TO BE COMPLETED UPON RECEIPT, AND (d) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. SERVICER AND ASSIGNEE EACH HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN SERVICER AND ASSIGNEE.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

OLD NATIONAL BANK (Servicer)

By:	/s/ Christopher A. Wolking

Name:	Christopher A. Wolking
Its:	Sr. Executive Vice President

NATIONAL CITY COMMERCIAL CAPITAL COMPANY, LLC (Assignee)

By:	/s/ Vincent Rinaldi

Name:	Vincent Rinaldi
Its:	Manager